UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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NON-INVASIVE MONITORING SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NON-INVASIVE MONITORING SYSTEMS, INC.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

July 7, 2026

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.01 per share (the “Common Stock”) of Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), as of the close of business on the record date, June 29, 2026 (the “Record Date”). The purpose of the Information Statement is to notify our shareholders that on June 30, 2026, the Company received (a) a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and (b) on July [●], 2026, the Company received a written consent in lieu of a meeting from the holders of approximately 63.4% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent” and together with the Board Consent, the “Written Consents”). The Written Consents adopted resolutions which approved the granting of authority to the Board to amend the Company’s Articles of Incorporation:

1.	To provide for the indemnification of our officers and directors to the fullest extent permitted under Florida law (the “Indemnification Proposal”); and

2.	To ratify and approve certain defective corporate action related to our Series B Preferred Stock (the “Series B”) and to file Articles of Validation with the Secretary of State of the State of Florida (the “Ratification Proposal”).

You are urged to read the Information Statement in its entirety for a description of the actions taken by the Consenting Shareholders of the Company. The actions contemplated in both the Indemnification Proposal and the Ratification Proposal will become effective on a date that is at least 20 calendar days after this Information Statement is first mailed to our shareholders. The Company recommends that you carefully read the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you to approve either the Indemnification Proposal or the Ratification Proposal. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the Consenting Shareholders. Because the Consenting Shareholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, as approved by the Board, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy, and proxies are not requested from shareholders.

This Information Statement is being mailed on or about July [●], 2026 to shareholders of record on the Record Date.

Sincerely,

/s/ James J. Martin
James J. Martin
Chief Financial Officer

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NON-INVASIVE MONITORING SYSTEMS, INC.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the holders of Record of the shares of the common stock, with a par value of $0.01 per share (the “Common Stock”) of Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company,” “we,” “us,” and “our”), as of the close of business on the record date, July 6, 2026 (the “Record Date”). The purpose of the Information Statement is to notify our shareholders that on June 30, 2026, the Company (a) received a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and (b) on July [●], 2026, the Company received a written consent in lieu of a meeting from the holders of approximately 63.4% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent” and together with the Board Consent, the “Written Consents”). The Written Consents adopted resolutions which authorize the granting of authority to the Board to:

1.	Amend the Articles of Incorporation to provide for the indemnification of our officers and directors to the fullest extent permitted under Florida law (the “Indemnification Proposal”); and

2.	Ratify and approve certain defective corporate action related to our Series B Preferred Stock (the “Series B”) and to file Articles of Validation with the Secretary of State of the State of Florida (the “Ratification Proposal ”).

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The actions contemplated in both the Indemnification Proposal and the Ratification Proposal will become effective on a date that is at least 20 calendar days after this Information Statement is first mailed to our shareholders.

Because the Consenting Shareholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these actions, and proxies are not requested from shareholders.

In accordance with our bylaws, our Board has fixed the close of business on July 6, 2026 as the Record Date for determining the shareholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about July [●], 2026 to shareholders of record on the Record Date.

Under Florida law, shareholders have no appraisal or dissenters’ rights in connection with the matters described in this Information Statement, and we will not independently provide our shareholders with any such right.

Any claim asserting that the ratification of such defective corporate action should not be effective, or should only be effective on certain conditions, must be brought, if at all, within 120 days of the later of (i) the date of the Consenting Shareholders approval or (ii) the date and time at which the Articles of Validation (as discussed below) become effective.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to authorize the Board to implement each of the Indemnification Proposal and the Ratification Proposal requires the affirmative vote of the holders of a majority of the voting power entitled to vote of the Company. In accordance with the Company’s Bylaws, the Board has fixed July 6, 2026, as the Record Date for determining the shareholders entitled to vote or give written consent.

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As of the Record Date, there were (a) 155,810,655 shares of Common Stock outstanding, with each share of Common Stock entitled to one vote outstanding, and (b) 100 shares of Series B Preferred Stock outstanding (the “Series B”), with each Series B entitled to 100 votes per share. The holders of Series B Preferred Stock are entitled to vote together as a single class with the holders of the Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock.

Dr. Jane Hsiao, our Chief Executive Officer and a member of our Board, has the power to vote 43,455,734 shares of our Common Stock, which are held through her affiliates, and Dr. Phillip Frost, a member of our Board, has the right to vote 54,690,325 shares of our Common Stock, which are held through his affiliate. On May [●], 2026, by delivery of the Shareholder Consent, Dr. Hsiao and Dr. Frost approved each of the Indemnification Proposal and the Ratification Proposal by providing written consents as to 43,455,734 votes and 54,690,325 votes, respectively, representing an aggregate of 98,146,059 votes, or approximately 63.4% of the voting power of the Company. Accordingly, the majority of votes necessary to authorize both the Indemnification Proposal and the Ratification Proposal were received.

No other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders. The Company will not hold a shareholders’ meeting to consider the matters covered by this Information Statement.

Under Section 607.0704 of the Florida Business Corporation Act (the “FBCA”), shareholders may take action without a meeting of the shareholders, and without prior notice, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company. This Notice of Action by Written Consent and Information Statement constitutes notice to you under Section 607.0704 of the FBCA of the actions taken by the Written Consents. On June 30, 2026 and July [●], 2026, the Board and the Consenting Shareholders, respectively, executed and delivered to the Company the Written Consents. Accordingly, in compliance with the FBCA, at least a majority of the total voting stock of the Company entitled to vote have approved the Indemnification Proposal and the Ratification Proposal. As a result, no vote or proxy is required by the shareholders to approve the adoption of the foregoing actions.

This Information Statement is being furnished to all holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the shareholder consent will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement. See the description on page 1 of this Information Statement for the timing considerations.

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THE INDEMNIFICATION PROPOSAL

Approval of Amendment to the Articles of Incorporation Relating to Indemnification and Limitation of Liability of Directors and Officers

On June 30, 2026, our Board unanimously approved, and recommended that shareholders approve, an amendment to the Company’s Articles of Incorporation (the “Amendment”) to expand and clarify the indemnification and limitation of liability protections available to the Company’s directors and officers to the fullest extent permitted under the FBCA, as amended. On July [  ], 2026, the Company received a written consent of the Consenting Shareholders representing approximately 63.4% of the voting structure of the Corporation, approving the Indemnification Proposal.

The proposed Amendment is intended to help the Company attract and retain qualified directors and officers by reducing concerns regarding personal exposure to monetary liability arising from service to the Company. The Board believes that such protections are customary for similarly situated Florida corporations and are in the best interests of the Company and its shareholders.

Background and Purpose of the Amendment

In accordance with an Agreement and Plan of Merger and Reorganization, dated March 6, 2026 (the “Merger Agreement”), by and among the Company, Gravitics Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Gravitics, Inc. (“Gravitics”), a Delaware corporation, Merger Sub will merge with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of Non-Invasive Monitoring Systems (the “Merger”). Gravitics will become the business of the Company after the Merger.

The Company is a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), and its main business focus has recently been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its shareholders. Until now, the Company, and its officers and directors have filed public reports with the U.S. Securities and Exchange Commission (“SEC”) but because the Company was a shell company, the liability of the Company’s officers and directors was immaterial.

However, as a condition to the Merger and in accordance with the Merger Agreement, the Company recently filed confidentially with the SEC a Registration Statement on Form S-4 and a Registration Statement on Form S-1. These Registration Statements primarily disclose the business, risk factors and financial condition of Gravitics and the officers and directors of the Company are required to execute such Registration Statements, thereby exposing themselves to potential Section 11 personal liability under the Securities Act of 1933. They also are exposed to potential liability arising from the Merger Agreement and the Merger.

In addition, upon consummation of the Merger, the officers and directors of Gravitics may become officers and directors of the Company. The Company’s indemnification provisions in its current Articles of Incorporation were added in 1983 and do not afford the Company’s officers and directors the customary protection as permitted under the current laws of the State of Florida. Accordingly, the officers and directors of Gravitics have also requested that the Company amend its Articles of Incorporation to provide for the customary maximum indemnification permitted under Florida law.

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A Summary of the Proposed Amendment

Under Sections 607.0831 and 607.0850 through 607.0859 of the FBCA, a Florida corporation may include provisions in its Articles of Incorporation limiting or eliminating the personal liability of directors and providing indemnification rights to directors and officers under specified circumstances.

The proposed Amendment would replace Article VIII of the Company’s Articles of Incorporation to:

●	provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law;

●	authorize the advancement of expenses incurred in defending proceedings, subject to applicable statutory requirements;

●	limit the personal liability of directors for monetary damages to the fullest extent permitted under Florida law; including for breaches of fiduciary duty as a director, except to the extent such exemption from liability is not permitted under the FBCA; and

●	permit the Company to maintain insurance on behalf of directors and officers against certain liabilities.

The Amendment would not eliminate or limit liability for:

●	breaches of the duty of loyalty;

●	acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

●	unlawful distributions;

●	transactions from which a director derived an improper personal benefit; or

●	any act or omission for which limitation of liability is not permitted under the FBCA.

In addition to the Indemnification Proposal, our Board has also approved for the execution and delivery by the Company of customary and standard Indemnification Agreements with its officers and directors as permitted under Florida law.

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The Text of the Proposed Amendment

Upon effectiveness, Article VIII of the Company’s Articles of Incorporation would be replaced and amended substantially as follows:

“Indemnification”

(a)	The Corporation hereby indemnifies, to the fullest extent authorized or permitted by the Florida Statutes as it exists now or may hereafter be amended, against fines, liabilities, costs and expenses, including attorney’s fees, and witnesses and experts fees and expenses, for any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he or she (i) is or was a director or officer of the Corporation; or (ii) is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(b)	Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the foregoing sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(c)	The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.

(d)	The Corporation may purchase and maintain insurance, at its expense, to protect itself and all directors and officers against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly or advance expenses against such liability.”

No Appraisal Rights

Under the FBCA, our shareholders are not entitled to appraisal rights with respect to the Indemnification Proposal, and we will not independently provide our shareholders with any such rights.

Text of Proposed Amendment; Effectiveness

The text of the proposed Amendment is set forth herein on page 15 of this Information Statement. The Articles of Amendment to the Articles of Incorporation containing the Amendment will become effective upon its filing with the Secretary of State of the State of Florida.

THE RATIFICATION PROPOSAL

General

On June 30, 2026, our Board approved, authorized and recommended that our shareholders take action to ratify certain defective corporate actions related to the failure to give notice of shareholder meetings or consents to the holders of our Series B as described below. This action was approved and authorized by the Consenting Shareholders on July [●], 2026.

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Reasons for the Ratification of Defective Corporate Actions

We are currently authorized to issue an aggregate of 1,000,000 designated shares of preferred stock with Preferences, Rights and Limitations to be determined by the Company’s Board followed by an Amendment to the Articles of Incorporation setting forth any such designations. The Company has one class of preferred stock comprised of the Series B which were issued on or about July 17, 1986. As of the date of this Information Statement, there were 100 shares outstanding of our Series B. Holders of the Series B are entitled to vote with the holders of Common Stock as a single class on all matters. The Series B is not redeemable by the Company and has a liquidation value of $100 per share, plus unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared. The Company has no record of dividends ever being declared.

Many years after Series B was issued by the Company, the current management was appointed. The Company does not have any records of any of the names, addresses or contact information of the Series B holders and the Company has not had any contact with any such holders for over 15 years. Accordingly, the holders of the Series B were not provided with any notices of shareholder meetings or any actions taken by the shareholders of the Company since at least 15 years ago and accordingly did not have the opportunity to vote on any such actions taken by the Company’s shareholders (unless any Series B holders were holders of the Common Stock and received notice as common shareholders). Under Florida law, the ratification of defective corporate actions is governed by Section 607.0147 of the FBCA. This statute provides a detailed framework for addressing procedural issues related to defective corporate actions, including those involving prior shareholder actions.

Pursuant to Section 607.147(1) and other applicable sections of the FBCA, and as a closing condition to the consummation of the Merger, the Company’s Board sought and obtained shareholder approval and ratification by the Consenting Shareholders, in accordance and in compliance with Florida law, of any prior actions taken by the Company. The Company will file Articles of Validation with the Secretary of State of the State of Florida related to the ratifications.

The Ratification of Defective Corporate Actions

Set forth below is a table of actions taken by the Company, which such actions may be defective insofar as our management cannot verify whether or not the holders of the Series B were provided notice of such actions and, most likely did not vote on all such actions with the holders of our Common Stock.1 The table below includes the actions to be ratified and the applicable date of the actions taken. On June 30, 2026 the Board approved the ratification of these actions by Board Consent. These actions were also approved by the Consenting Shareholders as July [__], 2026.

1 If a Series B holder owned Common Stock as of a record date, such holder would have had the opportunity to vote.

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Actions to be Ratified:

SEC Form	Actions/Amendments		Date Filed with the SEC	Meeting/Effective Date
Pre-EDGAR[2]	●	Amended the number of authorized Common Stock from 11,000,000 shares to 31,000,000 shares	Unknown Note: Filed in Florida on 07/01/1987	Approved on 06/09/1987

○ 1,000,000 are preferred stock

Pre-EDGAR	●	Filed Certificate of Designation, Rights, Preferences, and Limitations of the Series C Preferred Stock	Unknown Note: Filed in Florida on 11/13/1989	Approved on 11/10/1989

Pre-EDGAR	●	Filed Articles of Amendment changing name of the Company to Non-Invasive Monitoring Systems, Inc.	Unknown Note: Filed in Florida on 11/13/1989	Approved on 11/10/1989

	●	Amended authorized Common Stock to 101,000,000 shares

○ 1,000,000 shares are preferred stock

Pre-EDGAR	●	Filed Articles of Amendment approving a one-for-four reverse stock split	Unknown Note: Filed in Florida on 10/05/1992	Approved on 09/30/1992

DEF 14C	●	Increased size of the Board from 6 to 8	04/05/2001	Approved on 03/28/2001

2 Information prior to 2001 was obtained from the State of Florida’s corporate records of the Company available online at Sunbiz.com. The Company's counsel wrote to the SEC requesting records filed prior to implementation of the SEC’s online filing system, “ Edgar” that was established in 2001, but was unsuccessful in obtaining such records. Information on this chart subsequent to 2001 references the Edgar system. Prior to 2001 we are assuming that the shareholders approved the actions on the applicable meeting date because no Form 8-Ks are available.

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SEC Form	Actions/Amendments			Date Filed with the SEC	Meeting/Effective Date
	●	Elected 7 directors to hold office until the Company's 2001 Annual Meeting:

		○	Dr. Marvin A. Sackner

		○	Gerard Kaiser, M.D.

		○	Morton J. Robinson, M.D.

		○	Stanley C. Sackner, D.O.

		○	Taffy Gould

		○	Robert Moss

		○	Jonathan Sackner-Bernstein

		○	Andrew M. Smulian was appointed as a director in December 2000

	●	Ratified auditors for 07/31/2001 FY

		○	Gerson, Preston & Company, P.A.

	●	Approved Company’s 2000 Stock Option Plan

DEF 14A	●	Elected 8 members of the Board to staggered 6 year terms		5/7/2002	Approved on 5/29/2002

	●	Approved amendment to Articles of Incorporation to provide for a staggered Board

		○	3 classes

		○	Class 1, Two directors to serve 2 years then for 6 year terms

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SEC Form	Actions/Amendments		Date Filed with the SEC	Meeting/Effective Date
○ Class 2, Two directors to serve 4 years then for 6 year terms

○ Class 3, Four directors to serve 6 years then for 6 year terms

	●	Ratified auditors for 07/31/2002 FY

○ Gerson, Preston & Company, P.A.

DEF 14A	●	Elected 6 directors for term of office expiring at 2011 Annual Meeting	11/30/2009	Approved on 01/19/2010

	●	Amended Articles of Incorporation to eliminate the classified board structure and to set the size of the Board as between 1 and 8 directors

DEF 14C	●	Amended Articles of Incorporation to increase Authorized Number of shares of common stock from 100 million to 400 million	04/03/2012	Approved on 03/16/2012

	●	Approved 2011 Equity Incentive Plan

DEF 14C	●	Amended Articles of Incorporation to change the Company name to “IRA Financial, Inc.”	03/01/2019	Approved on 01/11/2019

	●	Amended Articles of Incorporation to provide that holders of not less than 50% ownership of the Company’s voting power shall be entitled to call a meeting of the shareholders

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SEC Form	Actions/Amendments		Date Filed with the SEC	Meeting/Effective Date
DEF 14C	●

Amended Articles to effect a reverse stock split of the issued and outstanding shares of Common Stock of the Company, by a ratio of no less than 1-for-100 and no more than 1-for-500, with the exact ratio to be determined by the Board in its sole discretion, with such reverse split to be effective at such time and date, if at all, as determined by the Board in its sole discretion

			6/8/2026	Anticipated effective date to be determined.

	●	Change the Company’s name from “Non-Invasive Monitoring Systems, Inc.” to “Gravitics Holdings, Inc.” at such time as is determined by the Board in its sole discretion, with such name change to be effective at such time and date, if at all, as determined by the Board in its sole discretion.

DEF 14C	●	Amended the Articles of Incorporation to provide for the indemnification of our officers and directors to the fullest extent permitted under Florida law.	7/__/26	Anticipated effective date to be determined.

	●	Ratified and approved certain defective corporate action related to our Series B Preferred Stock and to file Articles of Validation with the Secretary of State of the State of Florida.

Timing of Articles of Validation with the Secretary of State of the State of Florida

The Company will file Articles of Validation with the Secretary of State of Florida as required by the FBCA (“Articles”) which such Articles will serve to amend or be a substitute for any other filing with respect to these actions. The timing of filing the Articles will be at such time as is determined by the Board in its sole discretion. We expect it will occur simultaneously with or promptly following the Merger Closing.

No Appraisal Rights

Under the FBCA, our shareholders are not entitled to appraisal rights with respect to the Ratification Proposal, and we will not independently provide our shareholders with any such rights.

Effectiveness

The Company expects the Articles to effective upon filing unless such other time is set forth therein.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 7, 2026, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of our directors; (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of our Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each shareholder’s address is c/o Non-Invasive Monitoring Systems, Inc., 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137.

The percentages below are calculated based on 155,810,655 shares of common stock issued and outstanding as of the Record Date.

Name of Beneficial Owner(1)	Common Stock(2)	Percentage of Voting Stock(3)
Named Executive Officers and Directors:
Jane H. Hsiao, Ph.D.(4)	43,455,734	28.1%
Phillip Frost, M.D.(5)	54,690,325	35.3%
James J. Martin	25,000	*
Adam Logal	—	*
All officers and directors as a group (4 persons)	98,271,060	63.5%

5% or Greater Holders:
Frost Gamma Investments Trust(6)	54,690,325	35.3%
Hsu Gamma Investments, L.P. (7)	43,455,734	28.1%

*Less than 1%

(1)	The mailing address of each 5% beneficial holder listed is 4400 Biscayne Blvd., Miami, Florida 33137.
(2)	A person is deemed to be the beneficial owner of Common Stock that person has a right to acquire within 60 days from the Record Date.
(3)	Based on 155,810,655 shares of Common Stock and 100 shares of Series B Preferred Stock issued and outstanding as of the Record Date. Each beneficial owner’s percentage ownership is determined by including any shares of Common Stock that person has a right to acquire within 60 days from the Record Date.
(4)	Includes 24,553,660 shares of Common Stock held by Hsu Gamma Investments, L.P. and 2,150,000 Common Stock held by Chin Hsiung Hsiao Family Trust A. Dr. Jane Hsiao is trustee of the Chin Hsiung Hsiao Family Trust A. and Dr. Jane Hsiao is the general partner of Hsu Gamma Investments, L.P.
(5)	Includes beneficial ownership of shares held by Frost Gamma Investments Trust.
(6)	Dr. Phillip Frost is the trustee and Frost Gamma, Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma, Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.
(7)	Dr. Jane Hsiao is the general partner of Hsu Gamma Investments, L.P.

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INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other holders of Company’s Common Stock) and the customary indemnification permitted under Florida law as contemplated herein, and except as disclosed below, none of our officers, directors or any of their respective affiliates or associates will have any interest in the Indemnification Proposal or the Ratification Proposal.

On June 24, 2026, the Company used the proceeds from its sale of a convertible promissory note in the principal amount of $809,705.75 (the “Note Sale Transaction”) to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,705.75 of accrued and unpaid interest due thereon, which were held by Dr. Jane Hsaio and Dr. Frost. Following the Note Sale Transaction, Dr. Hsiao and an affiliate of Dr. Frost still hold promissory notes of the Company in the principal amounts of $150,000 and $150,000, respectively (collectively, the “Remaining Notes”). The Remaining Notes do not have conversion rights with respect to the amounts due thereunder. The maturity dates of the Remaining Nores were extended to December 31, 2026. It is contemplated that the amounts due under the Remaining Notes will be repaid from the proceeds of the Public Offering. With the consent of the Company’s Board, James Martin, the Chief Financial Officer and a director of the Company, has been serving as the interim Chief Financial Officer of Gravitics since June 1, 2026, for a fee of $20,000 per month. Gravitics plans to hire a full-time Chief Financial Officer prior to the closing of the Merger.

INCORPORATION BY REFERENCE.

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

2.	Our Transition Report on Form 10-KT for the transition period from August 1, 2025 to December 31, 2025, filed with the SEC on March 27, 2026;

3.	Our Annual Report on Form 10-K for the year ended July 31, 2025, filed with the SEC on January 30, 2026;

4.	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, filed with the SEC on January 30, 2026;

5.	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, filed with the SEC on June 13, 2025;

6.	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2025, filed with the SEC on March 14, 2025.

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Where You Can Find More Information

You may read and copy any reports, statements or other information filed by us at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is www.nims-inc.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

Delivery of Documents to Security Holders Sharing an Address

The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, within one business day of receipt of such request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests should be directed to Non-Invasive Monitoring Systems, Inc. c/o James Martin at the at the below address or telephone number.

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to Non-Invasive Monitoring Systems, Inc. c/o James Martin at the at the below address or telephone number. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

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OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

NON-INVASIVE MONITORING SYSTEMS, INC.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

/s/ James J. Martin
James J. Martin
Chief Financial Officer

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